Exhibit 3.28

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

Business Registration Division

335 Merchant Street

Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

Phone No.(808) 586-2727

ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY COMPANY
(Section 428-203 Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, do hereby make and execute these Articles of Organization:

I

The name of the company shall be:
DIAMOND HEAD MANAGEMENT LLC
(The name must contain the words, Limited Liability Company or the abbreviation L.L.C. or LLC)

II

The mailing address of the initial principal office is:
1860 ALA MOANA BLVD., SUITE 411, HONOLULU, HI 96815

III

The company shall have and continuously maintain in the State of Hawaii a registered agent who shall have a business address in this State. The agent may be an individual who resides in this State, a domestic entity or a foreign entity authorized to transact business in this State.

a. The name (and state or country of incorporation, formation or organization, if applicable) of the company’s registered agent in the State of Hawaii is:
WILLIAM R. FARNSWORTH, JR.

b. The street address of the place of business of the person in State of Hawaii to which service of process and other notice and documents being
1860 ALA MOANA BLVD., SUITE 411, HONOLULU, HI 96815 USA

IV

The name and address of each organizer is:

AQUA HOTELS AND RESORTS, INC.	1860 ALA MOANA BLVD., SUITE 411 HONOLULU, HI 96815 USA

The period of duration is (check one):

☒ At will

☐ For a specified term to expire on:
[Month Day Year

VI

The company is (check one):

a.	☐	Manager-managed, and the names and addresses of the initial managers are listed in paragraph “c”, and the number of initial members are:

b.	☒	Member-managed, and the names and addresses of the initial members are listed in paragraph “c”.

c.		List the names and addresses of the initial managers if the company is Manager-managed, or List the names and addresses of the initial members if the company is Member-managed.

AQUA HOTELS AND RESORTS, INC.	1860 ALA MOANA BLVD., SUITE 411 HONOLULU, HI 96815 USA

VII

The members of the company (check one):

☒	Shall not be liable for the debts, obligations and liabilities of the company.

☐	Shall be liable for all debts, obligations and liabilities of the company.

☐

Shall be liable for all or specified debts, obligations and liabilities of the company as stated below, and have consented in writing to the adoption of this provision or to be bound by this provision.

We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements, I am authorized to sign this Articles of Organization, and that the above statements are true and correct to the best of our knowledge and belief.

Signed this 01 day of AUGUST 2011

AQUA HOTELS AND RESORTS, INC.
(Type Print Name of Organizer)	(Type Print Name of Organizer)

/s/ WILLIAM R. FARNSWORTH, JR., VICE PRESIDENT
(Signature of Organizer)	(Signature of Organizer)

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

Business Registration Division

335 Merchant Street

Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

Phone No.(808) 586-2727

ARTICLES OF AMENDMENT OF LIMITED LIABILITY COMPANY
(Section 428-204 Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, for the purpose of amending the Articles of Organization, do hereby certify as follows:

88388C5

1.	The name of the company shall be:

DIAMOND HEAD MANAGEMENT LLC

2.	The amendment(s) adopted is attached.

3.	The amendment(s) was adopted with the consent of all, or a lesser number of, the members of the limited liability company as authorized by the operating agreement.

We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements, we are authorized to make this change, and that the statements are true and correct.

Signed this 15th day of August, 2012

Aqua Hotels and Resorts Operator LLC, its member, by Aqua Hospitality LLC, its managing member, by Benjamin G. Rafter, President and CEO
[Type Print Name & Title]	[Type Print Name & Title]

/s/Benjamin G. Rather
[Signature]	[Signature]

Instructions:  Articles must be typewritten or printed in black ink, and must be legible.  The articles must be signed and certified by at least one manager-managed company or by at least one member of a member-managed company.  All signatures must be in black ink.  Submit original articles together with the appropriate fee.

Line 1.    State the full name of the limited liability company.

Line 2.           Attach the amendment(s) that was adopted by the members. The amendment(s) must be identified by the numerical or other designation used in the company’s original Articles of Organization.  Attachment must be typewritten or printed in black ink on 8-1/2 x 11 white, bond paper and printed only on one side.

Filing fees:                          Filing fee ($25.00) is not refundable. Make checks payable to DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS. Dishonored Check Fee $25.00.

For any questions call (808) 586-2727. Neighbor islands may call the following numbers followed by 6-2727 and the # sign:  Kauai 274-3141; Maui 984-2400; Hawaii 974-4000, Lanai & Molokai 1-800-468-4644 (toll free).

Fax: (808) 586-2733          Email Address: breg@dcca.hawaii.gov

NOTICE: THIS MATERIAL CAN BE MADE AVAILABLE FOR INDIVIDUALS WITH SPECIAL NEEDS.  PLEASE CALL THE DIVISION SECRETARY, BUSINESS REGISTRATION DIVISION, DCCA, AT 586-2744. TO SUBMIT YOUR REQUEST.

ALL BUSINESS REGISTRATION FILINGS ARE OPEN TO PUBLIC INSPECTION. (SECTION 92F-11,HRS)

ATTACHMENT TO ARTICLES OF AMENDMENT

OF

DIAMOND HEAD MANAGEMENT LLC

Article VI is amended to read as follows:

The company is manager-managed and the name and address of its manager is:

98025C6                                             Aqua Hospitality LLC, a Delaware limited liability company

c/o Aqua Hospitality Holdings LLC

1860 Ala Moana Boulevard

Honolulu, Hawaii 96815

The total number of members is 1.